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     ASSIGNMENT AGREEMENT


     THIS AGREEMENT made as of this 31st day of July, 1996.

B E T W E E N :

               BGS PROMOTIONS INC., a company incorporated under the laws of the British Virgin Islands

               (hereinafter called "BGS")


     - and -


               GLOBESAT INFRASTRUCTURE TECHNOLOGIES CORP., a company incorporated under the laws of the State of Utah, U.S.A.

               (hereinafter called "Globesat")


     WHEREAS by an agreement dated as of January 15, 1996 between AMR Investments Limited and BGS (the "January Agreement"), AMR assigned to BGS all of the rights and benefits flowing from a certain exclusive license (the "U.S. License") relating to certain technical information and processes throughout the United States of America in connection with the Supercrete Technology (as defined therein) in consideration of the assumption by BGS of certain indebtedness of AMR;

     AND WHEREAS BGS desires to assign, and Globesat desires to assume, the rights and benefits flowing from the January
Agreement to Globesat;

     AND WHEREAS all capitalized terms herein and not otherwise defined herein shall have the meaning ascribed thereto in the January Agreement;


     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the sum of One Dollar ($1.00) paid by each party hereto to each of the other parties hereto and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), it is hereby agreed as follows:






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1.   Assignment of Rights and Supply and Distribution Agreement.

     (a) BGS hereby assigns to Globesat all of BGS's right, title and interest in and to the U.S. License, all benefits derived therefrom and any and all rights anicillary thereto, and Globesat hereby accepts such assignment.

     (b) For greater certainty, the assignment constituted hereby does not include the assumption of any indebtedness of AMR or BGS by Globesat.

2.   Consideration.

     (a) In consideration of the assignment of the U.S. License by BGS to Globesat hereunder, from the commencement of this Agreement to the expiry of five years from the date hereof, Globesat shall pay to BGS an aggregate sum of one million dollars ($1,000,000).

     (b) Such sum shall be satisfied by payment by Globesat to BGS of the minimum annual payments set out below on or before the anniversary date of this Agreement in each respective year:

Year                Minimum Payment

1997                $100,000
1998                $250,000
1999                $300,000
2000                $350,000

     (c) provided that any annual minimum payment may be reduced to the extent that any preceding annual minimum payment has been exceeded, such that the annual minimum payment for any year does not exceed the amount stated in the above table. Provided, however, that Globesat may elect, at its sole option, to prepay the entire sum, or any part thereof, referred to in subsection 3(a) at any time and from time to time without bonus or deduction.

3. Non-Competition and Non-Solicitation. BGS hereby covenants and agrees that for a period of three (3) years from the date hereof:

     (a) that it will not for itself, or on behalf of any other person, partnership, company, corporation or other entity, contact any employee, consultant, supplier or customer in respect of the U.S. License or the Supercrete Technology, directly or
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indirectly, or aid, abet or assist any other person or entity in contacting any employee, consultant, supplier or customer in respect of the U.S. License or the Supercrete Technology, for the purpose of initiating, engaging in or furthering competition with such business or for the purpose of hiring such employee or consultant;

     (b) that it shall not directly or indirectly organize or participate in the organization of any firm, partnership, corpor-ation, joint venture or other business entity if such firm, partnership, corporation, joint venture or entity is engaged or to be engaged in any business, conduct or activity in competition with that of the U.S. License or the Supercrete Technology; and

     (c) that it shall not, directly or indirectly, either individually or as a consultant, partner, owner or shareholder, or in any other capacity whatsoever with respect to any person, firm, partnership, corporation, joint venture or other business entity, engage in or aid, assist or abet others in engaging in any business, conduct or activity in competition with that of the U.S. License or the Supercrete Technology.

5. Representations and Warranties of BGS. BGS hereby represents and warrants to Globesat (which representations and warranties shall survive the execution of this Agreement) that:

     (a) BGS has good right, full corporate power and authority to enter into this Agreement and, subject to the consent of Supercrete N/A Ltd., to assign the U.S. License to BGS in the manner contemplated herein and to perform all of its obligations hereunder. BGS has duly executed and delivered this Agreement;

     (b) this Agreement is a legal, valid and binding obligation of BGS enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court; and

     (c) no person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from BGS of any of the rights or benefits in respect of the U.S. Licence, or any rights or interest therein.

6. Waiver. No waiver by any party hereto of a breach of any of the covenants, conditions and provisions herein contained shall

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be effective or binding upon such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any other future breach.

7. Severability. In the event that any of the provisions herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be servable from the remainder of this Agreement.

8. Interpretation not Affected by Headings. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

9. Currency. Unless otherwise indicated herein, all dollar amounts referred to in this Agreement are in lawful money of Canada.

10. Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, commitments, conditions, representations, warranties and undertakings.

12. Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario.









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IN WITNESS WHEREOF this agreement has been executed by the
parties hereto as of the date first above written.



GLOBESAT INFRASTRUCTURE TECHNOLOGIES CORP.

Per: /S/ Lee A. Greenspoon, President


BGS PROMOTIONS INC.

Per: /S/ Patrick B. Topppin, Director